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                                                                   Exhibit 10.52

                         [LETTERHEAD OF MERRILL LYNCH]

                                                               February 10, 1999

Special Committee of the Board of Directors
CNL American Properties Fund, Inc.
400 East South Street
Suite 500
Orlando, Florida 32801

Gentlemen:

   CNL American Properties Fund, Inc., a Maryland corporation ("APF"), CFC Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of APF ("Acquisition 1"), CFS Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of APF ("Acquisition 2"), CNL Financial Corp., a Florida corporation ("CNL Financial"), CNL Financial Services, Inc., a Florida corporation ("CNL Services" and, together with CNL Financial, the "CNL Financial Companies"), CNL Group, Inc., a Florida corporation ("CNL Group"), and the principal stockholders of the CNL Financial Companies propose to enter into an Agreement and Plan of Merger (the "Financial Companies Agreement") pursuant to which the CNL Financial will be merged with Acquisition 1 and CNL Services will be merged with Acquisition 2 (the "Financial Companies Mergers") in a transaction in which the outstanding shares of common stock, par value $1.00 per share, of CNL Financial and CNL Services will be converted into the right to receive an aggregate of 4,700,000 shares of common stock, par value $.01 per share, of APF (the "APF Shares"). In addition, APF, CFA Acquisition Corp., a Maryland corporation and a wholly-owned subsidiary of APF ("Acquisition 3"), CNL Fund Advisors, Inc., a Florida corporation (the "CNL Advisory Company" and, together with the CNL Financial Companies, the "CNL Companies"), CNL Group and certain of the principal stockholders of the CNL Advisory Company propose to enter into an Agreement and Plan of Merger (the "Advisory Company Agreement" and, together with the Financial Companies Agreement, the "Agreements") pursuant to which the CNL Advisory Company will be merged with Acquisition 3 (the "Advisory Company Merger" and, together with the Financial Companies Mergers, the "Mergers") in a transaction in which the outstanding shares of the common stock, par value $1.00 per share, of the CNL Advisory Company will be converted into the right to receive 7,600,000 APF Shares (such shares, together with APF Shares to be issued in the Financial Companies Mergers being referred to herein as the "Merger Consideration"). We understand that the CNL Companies are affiliates of APF.

   You have asked us whether, in our opinion, the Merger Consideration to be issued in the Mergers, when viewed as a single transaction, is fair, from a financial point of view, to APF.

   In arriving at the opinion set forth below, we have, among other things:

     (1) reviewed certain publicly available business and financial information relating to the CNL Companies and APF that we deemed to be relevant;

     (2) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the CNL Companies and APF, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Mergers (the "Expected Synergies"), furnished to us by the CNL Companies and APF;

     (3) conducted discussions with members of senior management and representatives of the CNL Companies and APF concerning the matters described in clauses (1) and (2) above, as well as their

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  respective businesses and prospects before and after giving effect to the
  Mergers and the Expected Synergies;

     (4) reviewed valuation multiples for the common stock of the CNL Companies and the APF Shares and compared them with those of certain publicly traded companies that we deemed to be relevant as well as conducted a discounted cash flow analysis of the free cash flows of APF and of the CNL Companies;

     (5) reviewed the results of operations of the CNL Companies and APF and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (6) compared the proposed financial terms of the Mergers with the financial terms of certain other transactions that we deemed to be relevant;

     (7) participated in certain discussions among representatives of the CNL Companies and APF and their financial and legal advisors;

     (8) reviewed the potential pro forma impact of the Mergers;

     (9) reviewed drafts of the Agreements; and

     (10) reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

   In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the CNL Companies or APF or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the CNL Companies or APF. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by the CNL Companies or APF, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the CNL Companies' or APF's management as to the expected future financial performance of the CNL Companies or APF, as the case may be, and the Expected Synergies. We have further assumed that the Mergers will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of each of the Agreements will be substantially similar to the last draft of each such Agreement reviewed by us. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary consents or approvals (contractual or otherwise) for the Mergers, no restrictions will be imposed that will have a material adverse effect on the contemplated benefits of the Mergers. Our opinion views the Mergers as a single transaction and does not cover either the Financial Companies Mergers or the Advisory Company Merger as stand-alone transactions.

   We are acting as fairness opinion provider to APF in connection with the Mergers and, upon the rendering this opinion, will receive a fee from APF for such services. We are also acting as fairness opinion provider and rendering a fairness opinion to APF in connection with certain other proposed mergers of up to 18 limited partnerships affiliated with APF and the CNL Companies and will receive a fee from APF for such services. In addition, APF has agreed to indemnify us for certain liabilities arising out of these engagements.

   We are currently engaged by APF to act as underwriter or placement agent in connection with certain proposed equity financings for APF that may in the future be undertaken by APF and, if we act in this capacity in connection with such a financing, we will receive customary compensation for this service as provided under the terms of such engagement. In addition, we were retained (i) in June 1998 by APF to act as financial advisor in connection with the review of certain strategic alternatives considered by APF and (ii) in July 1998 by the CNL Financial Companies to act as financial advisor and lead placement agent in connection with the structuring and issuance of certain franchise loan-backed securities, and have received fees for the rendering of such services. In addition, in the ordinary course of our business, we may in the future actively trade APF

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Shares for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. This opinion is solely for the use and benefit of the Special Committee of the Board of Directors of APF in its evaluation of the Mergers and shall not be used for any other purpose. Our opinion does not address the merits of the underlying decision by APF to engage in the Mergers. This opinion does not constitute a recommendation to any shareholder of APF as to how such shareholder should vote on any matter presented to such shareholder, including any vote with respect to the authorization of additional shares for issuance by APF, and is not intended to be relied upon or confer any rights or remedies upon any employee, creditor, shareholder or other equity holder of APF or any other party. This opinion shall not be reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any public references to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or any of its affiliates be made by APF or any of its affiliates, without the prior written consent of Merrill Lynch. We are not expressing any opinion herein as to the prices at which APF Shares may trade following the announcement or consummation of the Mergers.

   On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be issued in the Mergers, when viewed together as a single transaction, is fair, from a financial point of view, to APF.

                         Very truly yours,

                         /s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

                         Merrill Lynch, Pierce, Fenner & Smith Incorporated

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